Pacific Life Funds NSAR 09-30-13
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

The following documents are included in Registrant's Form Type Type N1A/B, Accession No. 0000950123-13-005135 filed on July 30, 2013, and incorporated by reference herein:

Schedule A to Advisory Agreement - PL Limited Duration High Income Fund

Amendment to Advisory Fee Waiver Agreement - PL Floating Rate Loan Fund

Amendment to Fund Management Agreement - PIMCO

Amendment No. 2 to Fund Management Agreement - UBS

Novation Agreement - Boston Management and Research ("BMR")

Amendment No. 2 to Subadvisory Agreement - BMR

 The following documents are included in Registrant's Form Type Type N1A/A, Accession No. 0001193125-13-390315 filed on October 3, 2013, and incorporated by reference herein:

Schedule A to Advisory Agreement - PL Diversified Alternatives Fund

                             SUBADVISORY AGREEMENT

   AGREEMENT made effective the 1st day of November, 2013, among Ivy Investment Management Company, a Delaware corporation ("Subadviser"), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company ("Investment Adviser"), and Pacific Life Funds, a Delaware Statutory Trust (the "Trust").

   WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

   WHEREAS, the Subadviser is registered with the SEC as an investment adviser under the Advisers Act;

   WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various funds of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser's responsibilities with respect to the investment management of such funds;

   WHEREAS, the Trust and the Investment Adviser desire to retain the Subadviser to furnish investment advisory services to one or more funds of the Trust, and the Subadviser is willing to furnish such services to such funds and the Investment Adviser in the manner and on the terms hereinafter set forth; and

   NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Investment Adviser, and the Subadviser as follows:

   1. Appointment. The Trust and the Investment Adviser hereby appoint Subadviser to act as subadviser to provide investment advisory services to the fund(s) of the Trust listed on Exhibit A attached hereto (individually, a "Fund" and together, the "Funds") for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

   In the event the Investment Adviser wishes to retain the Subadviser to render investment advisory services to one or more funds of the Trust other than the Fund(s), the Investment Adviser shall notify the Subadviser in writing and shall revise Exhibit A to reflect such additional fund(s). If the Subadviser is willing to render such services, it shall notify the Trust and the Investment Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement.

   2. Subadviser Duties. Subject to the supervision of the Trust's Board of Trustees (the "Board") and the Investment Adviser, the Subadviser will render investment advisory services to a Fund. The Subadviser will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, purchases and/or sales, and reinvestment of a Fund's assets by determining the securities, cash and other investments, including, but not limited to, futures, options contracts, swaps and other derivative instruments, if any and to the extent permitted in a Fund's registration statement, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the written investment policies of the Fund as reflected in the Fund's then-current Prospectus and Statement of Additional information in its Registration Statement (as defined in Section 2(a) below), the Subadviser shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Fund. With respect to trading in restricted currencies, however, the Subadviser shall review any trades executed by the respective Fund's custodian to determine that they are reasonable and are in the best interest of the Fund and agrees to promptly notify the Investment Adviser if a trade does not, in its reasonable determination, meet either criteria. The Subadviser is authorized to and shall exercise tender offers, exchange offers and vote proxies on behalf of the Fund, each as the Subadviser determines is in the best interest of the Fund in accordance with the Subadviser's proxy voting policy. The Subadviser is authorized, on behalf of the Fund, to open brokerage accounts in accordance with Trust Procedures. To the extent permitted by the written investment policies of the Fund, as reflected in the Fund's then-current Prospectus and Statement of Additional Information in its Registration Statement (as defined in Section 2(a) below), the Subadviser is authorized, on behalf of the Fund, to enter into futures account agreements, listed option agreements, ISDA master agreements and related documents, including but not limited to cleared derivatives agreements, and to open accounts and take other necessary or appropriate actions related thereto, in accordance with Trust Procedures.

       In performing these duties, the Subadviser:

       (a) will conform with (1) the applicable provisions of the 1940 Act, the Advisers Act and all applicable rules and regulations and regulatory guidance thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC applicable to the Trust, to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser), including performing its obligations under this Agreement as a fiduciary to each Fund and its shareholders; (2) applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act") and regulatory guidance, releases and interpretations related thereto; (3) the Commodity Exchange Act and all applicable rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the Commodity Futures Trading Commission ("CFTC") and/or the National Futures Association ("NFA") to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser), (4) any applicable written procedures, policies and guidelines adopted by the Board and furnished to the Subadviser ("Trust Procedures");
(5) the Trust's or Fund's investment goals, investment policies and investment restrictions as stated in the Trust's Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Subadviser; (6) the provisions of the Trust's Registration

                                      2


Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time and furnished to the Subadviser (the "Registration Statement"); (7) Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"); and
(8) any other applicable laws and regulations, including without limitation, proxy voting regulations. To the extent that the Subadviser engages in transactions that require segregation of assets or other arrangements, including but not limited to options, futures contracts, short sales or borrowing transactions, the Subadviser shall designate to the Trust's custodian, who shall be identified by the Investment Adviser in writing, those assets to be segregated in accordance with the 1940 Act, if necessary, based upon trading strategies and positions the Subadviser employs on behalf of the Fund, as well as to segregate assets, if necessary, in accordance with the 1934 Act and any other requirements of broker/dealers who may execute transactions for the Fund in connection therewith. Until the Investment Adviser delivers any supplements or amendments to the Subadviser, the Subadviser shall be fully protected in relying on the Trust's Registration Statement previously furnished by the Investment Adviser to the Subadviser. In managing the Fund in accordance with the requirements of this Section 2, the Subadviser shall be entitled to receive and act upon advice of counsel to the Trust, to the Investment Adviser or to the Subadviser that is also acceptable to the Investment Adviser.

       (b) will (i) identify each position in the Fund that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in
Section 1296 of the Code, and (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall request) of any stock in a PFIC.

       (c) is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Fund, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Subadviser's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time and furnished to the Subadviser. Subject to such policies as the Board may determine and consistent with
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a Fund transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser's (or its affiliates') overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including
Section 17(e) of the 1940 Act, the Subadviser is further authorized to place orders on behalf of the Fund through the Subadviser if the Subadviser is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or through such brokers

                                      3

and dealers that also provide research or statistical research and material, or other services to the Fund or the Subadviser. Such allocation shall be in such amounts and proportions as the Subadviser shall determine consistent with the above standards, and, upon request, the Subadviser will report on said allocation to the Investment Adviser and Board, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefore. The Subadviser is authorized to open brokerage accounts on behalf of the Fund in accordance with Trust Procedures. The Subadviser shall not direct brokerage to any broker-dealer in recognition of, or otherwise take into account in making brokerage allocation decisions, sales of shares of a Fund or of any other investment vehicle by that broker-dealer.

       (d) may, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement as furnished to the Subadviser. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner that is fair and equitable and consistent with the Subadviser's fiduciary obligations to the Fund and to such other clients.

       (e) will, in connection with the purchase and sale of securities for the Fund, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Trust, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, SEDOL, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian and recordkeeping agent, and, if required, the Investment Adviser. The Subadviser agrees to comply with such rules, procedures and time frames as the Trust's custodian may reasonably set or provide with respect to the clearance and settlement of transactions for a Fund, including but not limited to submission of trade tickets. Any Fund assets shall be delivered directly to the Trust's custodian.

       (f) will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust's valuation procedures and/or the Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Subadviser or identifies for review by the Subadviser. Such reasonable assistance shall include (but is not limited to): (i) designating and providing timely access, on an as-needed basis and upon the reasonable request of the Investment
 Adviser
or custodian, to one or more employees of the Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board's Valuation Committee convenes; (ii) notifying the Investment Adviser in the event any Fund security's value does not appear to reflect corporate actions, news, significant events or such security otherwise requires review to determine if fair valuation is necessary under the Trust's

                                      4

procedures; (iii) applying to the Fund's assets the procedures of the Subadviser used for valuing the assets held by other accounts under management of the Subadviser and notifying the Investment Adviser of the valuation of such assets determined under such procedures, including in the event that the application of such procedures would result in a determination of fair value with respect to any asset held by the Fund where a market quotation is not readily available or is deemed to be unreliable with respect to such asset;
(iv) upon the request of the Investment Adviser or custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund; (v) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Trust's valuation procedures, as they may be amended from time to time; and
(vi) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records.

       (g) will maintain and preserve such records related to the Fund's transactions as required under the 1940 Act and the Advisers Act, Commodity Exchange Act (including the rules and regulations of the CFTC and NFA). The Subadviser will make available to the Trust and the Investment Adviser promptly upon reasonable advance request, any of the Fund's investment records and ledgers maintained by the Subadviser (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust), as are reasonably necessary to assist the Trust and the Investment Adviser in complying with requirements of the 1940 Act and the Advisers Act, Commodity Exchange Act (including the rules and regulations of the CFTC and NFA), as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports specifically related to the Fund in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

       (h) will regularly report to the Board on the investment program for the Fund and the issuers and securities represented in the Fund, and will furnish the Board, with respect to the Fund, such periodic and special reports as the Board and the Investment Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of the Fund, a quarterly compliance checklist, reports regarding compliance with the Trust's procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, IOs/POs, confirmation of the liquidity of all other securities in the Trusts, and compliance with the Subadviser's Code of Ethics, and such other reports or certifications that the Investment Adviser may reasonably request from time to time.

       (i) will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics, together with evidence of its adoption. Within 30 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other senior officer (as the Investment Adviser determines appropriate) of the Subadviser shall certify to the Investment Adviser that (a) the Subadviser had a Code of Ethics

                                      5


that complied with the requirements of Rule 17j-1 during the previous calendar quarter, (b) the Code contains procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the 1940 Act, as amended) from violating the Code, and that (c), except as otherwise disclosed, there have been no material violations of the Code or, if a material violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Subadviser shall permit representatives of the Investment Adviser and the Trust to examine the reports and records related to the reported material violations
(or provide
summaries of such reports and records, with non-public personal information redacted) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics. Notwithstanding anything herein to the contrary, the Subadviser shall not redact any information that would reasonably be considered relevant information to the Investment Adviser or the Trust for the purpose of the examination, including name or title of a person.

       (j) will provide to the Investment Adviser a copy of the Subadviser's Form ADV, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board) including any portion which contains disclosure of legal or regulatory actions. The Subadviser represents and warrants that it is a duly registered investment adviser under the Advisers Act and will notify the Investment Adviser immediately if any action is brought by any regulatory body which would affect that registration. The Subadviser will provide a list of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets for the Fund.

       (k) will be responsible for meeting the Subadviser's regulatory obligations, including the preparation and filing of such reports with respect to the assets of the Fund reflecting holdings over which the Subadviser or its affiliates have investment discretion as may be required from time to time, including but not limited to Schedule 13G, Form 13F and Form SH.

       (l) will not permit any employee of the Subadviser to have any material involvement with the management of the Fund if such employee has:

          (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act;

          (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be

                                      6


registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

       (m) will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except (i) as expressly authorized in this Agreement, (ii) disclosures to an affiliate subject to comparable confidentiality obligations, (iii) in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, (iv) if the Board has authorized such disclosure, or (v) if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Investment Adviser will not disclose or use any records or information with respect to the Subadviser obtained pursuant to this Agreement, in any manner whatsoever except (x) as expressly authorized in this Agreement, (y) if the Subadviser has authorized such disclosure, or (z) if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

       (n) will assist the Investment Adviser, the Trust, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Subadviser hereunder. Specifically, and without limitation to the foregoing, the Subadviser agrees to provide certifications to the principal executive and financial officers of the Trust (the "certifying officers") that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust's Form N-CSRs, N-Qs, N-SARs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust.

       (o) is, along with its affiliated persons, permitted to enter into transactions with the other funds of the Trust and affiliated persons of those other funds of the Trust (collectively, the "Other Funds"). In doing so, the Subadviser is prohibited from consulting with the Investment Adviser or the subadvisers of these Other Funds concerning securities transactions of the Fund except for the purpose of complying with the conditions of Rule 12d3-1(a) and
(b) under the 1940 Act.

       (p) will exercise voting rights with respect to portfolio securities held by a Fund in accordance with written policies and procedures adopted by the Subadviser, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related SEC guidance relating to such statutes and regulations (collectively, "Proxy Voting Policies and Procedures"). The Subadviser shall vote proxies on behalf of the Fund in a manner deemed by the Subadviser to be in the best interests of the Fund pursuant to the Subadviser's written Proxy Voting Policies and Procedures. The Subadviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement.

                                      7

The Subadviser shall report to the Investment Adviser in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Subadviser shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statutes and regulations.

       (q) will provide reasonable assistance to the Trust and the Trust's Chief Compliance Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act, including, in the event of any relevant regulatory exams, providing notice of any material deficiencies, and providing notice of any material changes to business operations that will likely, in the Subadviser's reasonable determination, adversely affect the services provided by Subadviser under this Agreement, provided that the provision of such notices are permitted under applicable law. Specifically, the Subadviser represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Subadviser's compliance program, which access shall include on-site visits with the Subadviser as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Subadviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Subadviser's compliance program.

       (r) will comply with any Trust Procedures, including the Trust's policy on selective disclosure of portfolio holdings of the Trust (the "Selective Disclosure Policy"), as provided in writing to the Subadviser and as may be amended from time to time. As such, the Subadviser agrees not to trade on non-public portfolio holdings information of the Trust in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Subadviser to govern trading of its employees. Compliance with the Selective Disclosure Policy includes the requirement of entering into confidentiality agreements with third parties who will receive non-public portfolio holdings of the Trust that meet the minimum requirements of the Selective Disclosure Policy. The Subadviser will provide any such agreements to the Investment Adviser or the Trust, along with any amendments or supplements thereto, from time to time on an ongoing basis if requested by the Investment Adviser or the Trust, provided however that Subadviser may provide only those parts of the agreements that relate to ensuring conformance with the Trust's Selective Disclosure Policy or other Trust Procedures. The Subadviser agrees to provide a certification with respect to compliance with Trust Procedures as may be requested by the Trust from time to time. Notwithstanding the foregoing, the Trust and the Investment Adviser acknowledge that the Funds may be managed in substantially the same manner as other funds managed or subadvised by the Subadviser and that the holdings of such funds may be substantially similar to those of the Funds.

       (s) will notify the Investment Adviser promptly in the event that, in the judgment of the Subadviser, Fund share transaction activity becomes disruptive to the ability of the Subadviser to effectively manage the assets of a Fund consistent with the Fund's investment objectives and policies.

                                      8


       (t) will provide assistance as may be reasonably requested by the Investment Adviser in connection with compliance by the Fund with any current or future legal and regulatory requirements related to the services provided by the Subadviser hereunder.

       (u) will provide such certifications to the Trust as the Trust or the Investment Adviser may reasonably request related to the services provided by the Subadviser hereunder, including (but not limited to) certifications of compliance with Trust Procedures, the Registration Statement, and applicable securities regulations.

       (v) upon request by the Investment Adviser, use commercially reasonable efforts to research and confirm to the Investment Adviser whether the Fund held or traded in a particular security, on any particular day or during any particular timeframe within the term of this Agreement, as the Investment Adviser may specify; and Subadviser will provide relevant trade information or documentation (for example, a schedule of purchases and sales and/or holdings or trade confirmations) for such security. However, the Trust and the Investment Adviser acknowledge that the Subadviser is not an official recordkeeper of the Funds and agree that, provided the Subadviser acts in good faith in providing assistance hereunder, the Subadviser shall not be liable for the services provided under this subsection (v). The Subadviser shall have no responsibility for filing claims on behalf of the Trust with respect to any class action, bankruptcy proceeding or any other action or proceeding in which the Trust may be entitled to participate as a result of its securities holdings. The Subadviser's responsibility, with respect thereto, shall be limited to the reasonable assistance described herein.

       (w) will provide reasonable assistance to the Investment Adviser with respect to the annual audit of the Trust's financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations (in particular with respect to investments in loans (including participations and assignments) and all derivatives, including swaps);
(ii) providing copies of all documentation relating to investments in loans (including participations and assignments) and derivative contracts, within a reasonable time after the execution of such documentation; (iii) providing assistance in obtaining trade confirmations in the event the Trust or the Trust's independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) obtaining market quotations for investments (including investments in loans (including participations and assignments) and derivatives) that are not readily ascertainable in the event the Trust or the Trust's independent registered public accounting firm is unable to obtain such market quotations through independent means.

       (x) will, on an annual basis, advise the Investment Adviser (i) if the Subadviser acts as sub-adviser to another U.S. registered mutual fund that follows the same investment strategy as a Fund and (ii) if so, whether the Subadviser's fee rate is less than the rate charged the Investment Adviser for management of that Fund.

       (y) is registered with the CFTC as a commodity trading adviser and is a member of the NFA or is exempt from such registration/membership. Subadviser agrees that it will immediately notify Investment Adviser if Subadviser plans to change its trading activity with respect to the Portfolios in a way that requires the Investment Adviser to register with the CFTC and NFA as a commodity pool operator or file an exemption from registration. Subadviser agrees to provide reasonable advanced notification (in no event less than 30 days) to

                                      9

Investment Adviser of the change in trading activity so that Investment Adviser has adequate time to comply with all filing and disclosure obligations of commodity pool operators of the CFTC and NFA. Subadviser agrees that it will provide any and all assistance and information necessary to Investment Adviser to comply with such CFTC and NFA requirements. Subadviser also agrees that it will take all actions required of it by the CFTC and NFA as a result of the change in status, including registration as a commodity trading adviser.

   3. Representations and Obligations of the Investment Adviser. The Investment Adviser represents and warrants that it is either registered with the CFTC as a commodity pool operator and is a member of the NFA, where applicable, or is exempt from such registration/membership.

The Investment Adviser represents and warrants that it is registered as an investment adviser under the Advisers Act, and such registration is current and in full compliance with the Advisers Act and the rules and regulations thereunder; that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and that its performance under this Agreement does not conflict with any law, regulation or order to which it is subject or the Trust's governance requirements.

The Investment Adviser further agrees to promptly provide updated information regarding the Trust which may be material to the Subadvisor's obligations hereunder, including, without limitation, affiliates lists, securities restricted in the Funds, Trust procedures and Fund disclosures.

   4. Disclosure about Subadviser and Fund. The Subadviser represents that it has reviewed the current Registration Statement and agrees to promptly review future amendments to the Registration Statement, including any supplements thereto which relate to the Subadviser or the Fund, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Subadviser or the Fund that the Subadviser has provided to the Trust for inclusion in the Registration Statement, including any performance information the Subadviser provides that is included in or serves as the basis for information included in the Registration Statement, such portion of the Registration Statement contains as of the date hereof, and will contain as of the date of any Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust immediately of any material fact about the Subadviser and/or the Fund, known to the Subadviser respecting or relating to the Subadviser, that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Subadviser and/or Fund contained therein that becomes untrue in any material respect. With respect to the disclosure respecting the Fund, the Subadviser represents and agrees that the description in the Trust's prospectus, including the Fund's goal, investment strategies and risks (the "Fund Description"), as of the date of this Agreement and as of the date of any Registration Statement or supplement thereto, is consistent with the manner in which the Subadviser intends to manage the Fund, and the identification of risks is inclusive of all material risks known to the Subadviser that are expected to arise in connection with the manner in which the Subadviser intends to manage the Fund. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly in

                                      10

the event that the Subadviser becomes aware that the Fund Description for a Fund is inconsistent in any material respect with the manner in which the Subadviser is managing the Fund, and in the event that the identified risks are inconsistent in any material respect with the risks known to the Subadviser that arise in connection with the manner in which the Subadviser is managing the Fund. In addition, the Subadviser agrees to comply with the Investment Adviser's reasonable request for information regarding the personnel of the Subadviser who are responsible for the day-to-day management of a Fund's assets.

   5. Expenses. The Subadviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Subadviser's services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials relating to Subadviser or other information provided by Subadviser to the Investment Adviser and/or the Trust's Distributor, and marketing support. Subadviser agrees to pay to the Investment Adviser the cost of generating a prospectus supplement, which includes preparation, filing, printing, and distribution (including mailing) of the supplement, if the Subadviser makes any changes that require immediate disclosure in the prospectus or any required regulatory documents by supplement, including changes to its structure or ownership, to investment personnel, to investment style or management, or otherwise ("Changes"), and at the time of notification to the Trust by the Subadviser of such Changes, the Trust is not generating a supplement for other purposes or the Trust does not wish to add such Changes to a pending supplement; provided, however, that Investment Adviser shall provide written support for such cost at Subadviser's request for any event exceeding Ten Thousand Dollars ($10,000.00). In the event two or more subadvisers each require a supplement simultaneously, the expense of each supplement will be shared pro rata with such other subadviser(s) based upon the number of pages required by each such subadviser. All other expenses not specifically assumed by the Subadviser hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Fund of the Trust. The Trust, the Subadviser and the Investment Adviser shall not be considered as partners or participants in a joint venture.

   6. Compensation. For the services provided and the expenses borne by the Subadviser pursuant to this Agreement, the Investment Adviser will pay to the Subadviser a fee in accordance with Exhibit A attached to this Agreement. This fee will be computed by the Investment Adviser and accrued daily and payable monthly.

The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.

   7. Seed Money. The Investment Adviser agrees that the Subadviser shall not be responsible for providing money for the initial capitalization of any Fund.

   8. Compliance. The Subadviser agrees that it shall immediately notify the Investment Adviser and the Trust (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Subadviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to

                                      11

result in any of these actions; (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Subadviser further agrees to notify the Investment Adviser and Trust immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Registration Statement, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

The Investment Adviser agrees that it shall immediately notify the Subadviser
(i) in the event that the SEC has censured the Investment Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code.

   9. Independent Contractor. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise be deemed its agent. The Subadviser understands that unless provided herein or authorized from time to time by the Trust, the Subadviser shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust's agent.

   10. Books and Records. In compliance with the requirements of and to the extent required by Section 31(a) of the 1940 Act and the rules thereunder, the Subadviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Investment Adviser's request, including requests made upon or following termination of this Agreement (unless other dispensation of such records is mutually agreed by the parties) for so long as Subadviser is required to maintain such records under applicable law, although the Subadviser may, at its own expense, make and retain a copy of such records.

   11. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.

   12. Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Subadviser, provided, however, that the Subadviser shall not be liable for any losses to the Trust resulting from the Trust's direction, or from the Trust's disapproval of any action proposed to be taken by the Subadviser.

   13. Services Not Exclusive. It is understood that the services of the Subadviser and its employees are not exclusive, and nothing in this Agreement shall prevent the Subadviser (or its employees or affiliates) from providing similar services to other clients, including investment

                                      12

companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

   14. Liability.

       (a) Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Subadviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser's duties, or by reason of reckless disregard of the Subadviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or Investment Adviser may have under federal or state securities laws.

       (b) The Investment Adviser and the Trust's Board of Trustees understand that the value of investments made can rise or fall and that investment decisions will not always be profitable. The Subadviser makes no guarantees as to performance hereunder. They also understand that investment decisions made on behalf of the Fund by the Subadviser are subject to various market and business risks.

       (c) Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Subadviser agrees that the Trust and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Trust or Investment Adviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Trust's or Investment Adviser's willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of the Trust's or Investment Adviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Subadviser may have under federal or state securities laws.

   15. Indemnification.

       (a) The Subadviser agrees to indemnify and hold harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, gross

                                      13


negligence, or reckless disregard of, the Subadviser's obligations and/or duties under this Agreement by the Subadviser or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of the Subadviser (other than a PL Indemnified Person), (ii) are based upon the Subadviser's (or its agent's or delegate's) breach of any provision of this Agreement, including breach of any representation, warranty or undertaking, or
(iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person) or
(iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided, however, that in no case is the Subadviser's indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

       (b) The Investment Adviser agrees to indemnify and hold harmless the Subadviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Subadviser and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls ("controlling person") the Subadviser (collectively, "Subadviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or gross negligence, or reckless disregard of, the Investment Adviser's obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees or any affiliate or agent or delegate acting on behalf of the Investment Adviser (other than a Subadviser Indemnified Person); (ii) are based upon the Investment Adviser's (or its agent's or delegate's) breach of any provision of this Agreement, including breach of any representation, warranty or undertaking, (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person) or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided however, that in no case is the Investment Adviser's indemnity in favor of the Subadviser Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

                                      14

   16. Duration and Termination. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for two years and continue thereafter on an annual basis with respect to the Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of the Fund, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Trust, the Investment Adviser, or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated with respect to any Fund:

       (a) by the Trust at any time with respect to the services provided by the Subadviser, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Fund, upon sixty (60) days' prior written notice to the Subadviser and the Investment Adviser;

       (b) by the Subadviser at any time, without the payment of any penalty, upon sixty (60) days' prior written notice to the Investment Adviser and the Trust.

       (c) by the Investment Adviser at any time, without the payment of any penalty, upon sixty (60) days' prior written notice to the Subadviser and the Trust.

       This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment. In the event this Agreement is terminated or is not approved in the manner described above (i) Subadviser agrees to provide all reports, certification and assistance called for pursuant to paragraphs 2(b), 2(h), 2(i), 2(k), 2(n), 2(p), and 2(q) within 30 business days of termination; and (ii) the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 10, 13, 14, 15, 17, 18, 19, 20 and 21 of this Agreement as well as any applicable provision of this Paragraph numbered 16 shall remain in effect.

   17. Use of Name.

       (a) It is understood that the name "Pacific Life Insurance Company," "Pacific Life Fund Advisors LLC," "Pacific Asset Management," and "Pacific Life Funds" and any abbreviated forms and any derivatives thereof and any logos associated with those names (including, without limitation, the whale logo) are the valuable property of the Investment Adviser and its affiliates, and that the Subadviser shall not use such names (or abbreviations, derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Trust and/or the Fund. Upon termination of this Agreement, the Subadviser shall forthwith cease to use such names (or abbreviations, derivatives or logos).

       (b) It is understood that the names "Ivy Investment Management Company, and Ivy Funds" and any derivative thereof or any logo associated with that name is the valuable property of the Subadviser and that the Trust and the Investment Adviser have the right to use

                                      15


such name (or derivative or logo), in the Trust's prospectus, SAI and Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Subadviser is a Subadviser to the Trust and/or one of the Funds, provided, however, that the Trust may continue to use the name of the Subadviser in its Registration Statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation. Neither the Trust nor the Investment Adviser shall use the Subadviser's name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Trust, without prior review and approval by the Subadviser, which may not be unreasonably withheld. Upon termination of this Agreement, the Trust and the Investment Adviser shall forthwith cease to use such names (and logo), except as provided for herein.

   18. Limitation of Liability. A copy of the Declaration of Trust for the Trust is on file with the Secretary of the State of Delaware. The Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement with respect to the Fund shall be binding upon the assets and property of each such Fund individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually, or upon the Trust generally or upon any other fund of the Trust. For the avoidance of doubt, obligations of the Investment Adviser hereunder are solely binding upon the Investment Adviser.

   19. Notices. All notices, consents, waivers, and other communications under the Agreement, as amended, shall be in writing and shall be given first via email to the addresses noted below and then by personal delivery to the applicable party (which includes via hand delivery service or a reliable nationally recognized overnight delivery or mail service, each of which shall provide evidence of receipt to the applicable parties) at the addresses noted below, or at such other address as each party hereto may direct by notice given in accordance with this paragraph. All notices shall be deemed effective the next business day following delivery in accordance with this paragraph.

       A. if to the Subadviser, to:

          Ivy Investment Management Company
          Global Director of Institutional Marketing
          6300 Lamar Ave.
          Overland Park, KS 66202
          Email: nnewton@waddell.com
          With copies to the Investment Management Compliance
          (IMcompliance@waddell.com) and WRIMCO Operations
          (WRIMCOaccountadmin@waddell.com) departments at the same postal address.

       B. if to the Investment Adviser, to:

          Pacific Life Fund Advisors LLC
          700 Newport Center Drive

                                      16


          Newport Beach, CA 92660
          Attention: Robin S. Yonis, Vice President and Fund Advisor General Counsel
          Email: ContractNotifications@PacificLife.com
          Telephone number: (949) 219-6767

       C. if to the Trust, to:

          Pacific Life Funds
          c/o Pacific Life Insurance Company
          700 Newport Center Drive
          Newport Beach, CA 92660
          Attention: Robin S. Yonis, Vice President and Fund Advisor General Counsel
          Email: ContractNotifications@PacificLife.com
          Telephone number: (949) 219-6767

   20. Miscellaneous.

       (a) This Agreement shall be governed by the laws of California, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of California for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

       (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

       (c) To the extent permitted under Section 15 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.

       (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

       (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

                                      17


       (f) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Agreement. Any amendment of this Agreement shall be subject to the 1940 Act.

   21. Confidentiality. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party ("Confidential Information"). Such Confidential Information includes but is not limited to information about business operations, non-public Fund portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except in connection with the obligations set forth in Section 2(e) hereof or as otherwise expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. The Investment Adviser and the Trust agree that the Subadviser's Confidential Information may not be used as the basis to trade in any of the mutual funds managed by the Subadviser and/or its affiliates, nor to purchase or sell shares of any security contained in the Confidential Information, unless such Confidential Information has been made publicly available. The parties acknowledge that "anonymous" data (not attributable to the Trust), when combined with other clients' data, is not Confidential Information. To the extent a party discloses Confidential Information to a third party, as permitted herein, such disclosing party (a) shall ensure that, prior to such disclosure, the recipient third party is subject to commercially reasonable confidentiality obligations in writing with respect to the disclosed Confidential Information and (b) shall be deemed in breach of this section 20 for any unauthorized disclosure of Confidential Information by such recipient third party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.

                                      18


   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:  /s/ Howard T. Hirakawa                    /s/ Laurene E. MacElwee
     ----------------------------------   By:  --------------------------------
     Name: Howard T. Hirakawa                  Name: Laurene E. MacElwee
     Title: VP, Fund Advisor Operations        Title: VP & Assistant Secretary

IVY INVESTMENT MANAGEMENT COMPANY

By:  /s/ John E. Sundeen Jr.
     ----------------------------------   By:  --------------------------------
     Name: John E. Sundeen Jr.                 Name:
     Title: EVP & Chief Administrative         Title:
     Officer

PACIFIC LIFE FUNDS

By:  /s/ Howard T. Hirakawa                    /s/ Laurene E. MacElwee
     ----------------------------------   By:  --------------------------------
     Name: Howard T. Hirakawa                  Name: Laurene E. MacElwee
     Title: Vice President                     Title: VP & Assistant Secretary

                                      19



                                   Exhibit A

                              PACIFIC LIFE FUNDS
                                 FEE SCHEDULE

Effective: November 1, 2013

Fund: PL Mid-Cap Growth Fund

   The Investment Adviser will pay to Subadviser a monthly fee for its services for the above noted Fund based on the following formula:

(a) The annual percentage of the combined* average daily net assets of the PL Mid-Cap Growth Fund of Pacific Life Funds and the Mid-Cap Growth Portfolio of Pacific Select Fund according to the following schedule:

                        Rate%   Break Point (assets)
                        -----   ------------------------
                         C      S
                        0.30%   on the first $2 billion
                        0.25%   on the excess


(b) Multiplied by the ratio of the PL Mid-Cap Growth Fund's average daily net assets over the combined average daily net assets of the PL Mid-Cap Growth Fund and the Mid-Cap Growth Portfolio of Pacific Select Fund.

   *Assets are combined only while the Subadviser is managing both Funds. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the PL Mid-Cap Growth Fund.

The fees for services shall be prorated for any portion of a year in which the Agreement is not effective.